                                                                   EXHIBIT 99.10

                         Independent Auditors' Report

Board of Directors and Shareholders
Kent Optical Co. and Affiliates:

We have audited the accompanying combined balance sheet of Kent Optical Co. and Affiliates (the "Company"), as of March 31, 1999, and the related combined statements of operations, retained earnings (accumulated deficit), and cash flows for the nine-month period then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Kent Optical Co. and affiliates as of March 31, 1999, and the results of its operations and its cash flows for the nine-month period then ended, in conformity with generally accepted accounting principles.

KPMG, L.L.P.
Boston, Massachusetts

July 2, 1999

                        KENT OPTICAL CO. AND AFFILIATES

                            Combined Balance Sheet

                                March 31, 1999


                                    ASSETS

Current assets:
  Cash and cash equivalents                                  $  199,840
  Accounts receivable, net of allowance of $256,500             747,580
  Inventories                                                   898,898
  Prepaid expenses and other current assets                      34,214
                                                             ----------
    Total current assets                                      1,880,532
                                                             ----------
Property and equipment, net                                     400,891

Other assets:
    Intangible assets, net                                      525,295
                                                             ----------
                                                             $2,806,718
                                                             ==========

           See accompanying notes to combined financial statements.

                        KENT OPTICAL CO. AND AFFILIATES

                            Combined Balance Sheet

                                March 31, 1999



                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current portion of long term debt                      $  225,394
 Line of credit                                            120,000
 Accounts payable                                          549,402
 Accrued expenses                                          277,641
                                                        ----------
    Total current liabilities                            1,172,437

Long term debt, less current maturities                  1,176,076

Stockholders' equity:
 Common stock                                               36,840
 Additional paid-in capital                                433,136
 Accumulated deficit                                       (11,771)
                                                        ----------
                                                           458,205
                                                        ----------
                                                        $2,806,718
                                                        ==========

                        KENT OPTICAL CO. AND AFFILIATES

                       Combined Statement of Operations

                For the nine-month period ended March 31, 1999


Net revenue                                                             $7,650,041

Cost of revenue                                                          2,785,638
                                                                        ----------
   Gross margin                                                          4,864,403

Selling, general and administrative expense                              4,830,651
                                                                        ----------

   Operating income                                                         33,752

Other income (expense):
 Interest expense                                                         (100,586)
 Other income                                                               13,899
                                                                        ----------
   Total other expense                                                     (86,687)

   Loss before income taxes                                                (52,935)

Income tax expense                                                              --
                                                                        ----------

   Net loss                                                             $  (52,935)
                                                                        ==========

Pro forma information (unaudited):
 Net loss, as reported                                                     (52,935)
 Pro forma earnings of "S" corporations                     $280,000
 Pro forma income taxes on earnings of "S" corporations                    (95,200)
                                                                        ----------
   Pro forma net loss                                                   $ (148,135)
                                                                        ==========

           See accompanying notes to combined financial statements.

                        KENT OPTICAL CO. AND AFFILIATES

         Combined Statement of Retained Earnings (Accumulated Deficit)

                For the nine-month period ended March 31, 1999

Retained earnings (accumulated deficit) at beginning of period        $405,806

   Net loss                                                            (52,935)

   Distributions                                                       364,642
                                                                      --------

Retained earnings (accumulated deficit) at end of period              $(11,771)


                        KENT OPTICAL CO. AND AFFILIATES

                       Combined Statement of Cash Flows

                For the nine-month period ended March 31, 1999

Operating activities:
  Net loss                                                                                 $ (52,935)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization                                                             97,959
    Provision for doubtful accounts                                                           92,000
    Changes in operating assets and liabilities:
      Accounts receivable                                                                    (26,290)
      Inventories                                                                            (26,453)
      Prepaid expenses and other current assets                                               23,207
      Accounts payable and accrued expenses                                                  275,259
                                                                                           ---------
        Net cash provided by operating activities                                            382,747
Investing activities:
  Purchases of property and equipment                                                         43,024
                                                                                           ---------
        Net cash used in investing activities                                                 43,024

Financing activities:
  Net proceeds from line of credit                                                           120,000
  Principal payments on long-term debt                                                      (240,356)
  Noncash distributions to shareholders of convertible demand note receivables              (234,460)
                                                                                           ---------
        Net cash used in financing activities                                               (354,816)

        Increase in cash and cash equivalents                                                 70,955

Cash and cash equivalents, beginning of period                                               128,885
                                                                                           ---------
Cash and cash equivalents, end of period                                                   $ 199,840
                                                                                           =========

Supplemental cash flow disclosure:
  Cash paid during the period for:
    Interest                                                                               $  73,939
                                                                                           =========
    Income taxes                                                                           $  14,731
                                                                                           =========
    Noncash distributions                                                                  $ 130,182
                                                                                           =========

           See accompanying notes to combined financial statements.

                        KENT OPTICAL CO. AND AFFILIATES

                    Notes to Combined Financial Statements

                                March 31, 1999


(1) PRINCIPLES OF COMBINATION AND PRESENTATION

    Kent Optical Co. and Affiliates (the "Company") manufacture, distribute, and sell eyewear and related products and services. The combined financial statements include the accounts of Kent Optical Co. and affiliated companies after elimination of material intercompany accounts and transactions. Kent Optical Co. and affiliated companies are owned and managed by a common shareholder group who have entered into shareholder agreements restricting the transfer of shares outside the group and who have agreed to make decisions in unison. The companies include:

        CUSTOM OPTICS, INC.
            An affiliated company which manufactures eyewear.

        KENT OPTICAL CO., SOURCE OPTICAL SUPPLY, INC., KENT-NW GRAND RAPIDS INC., AND KENT-HACKLEY, INC.
            Companies which sell eyewear and related products and services.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) CASH AND CASH EQUIVALENTS

      For purposes of the statement of cash flows, cash and cash equivalents consist of cash in banks.

  (b) FINANCIAL INSTRUMENTS

      The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. The carrying amount of other long-term maturities approximates fair value. The carrying amount of the Company's line of credit approximated fair value because the borrowing rate changes with market interest rates.

  (c) REVENUE RECOGNITION

      Revenue and the related costs from the sale of eyewear are recognized at the time an order is complete. Revenue from eye care services is recognized when the service is performed. The Company has fee for service arrangements with most of its third party payors. Revenue is reported net of contractual allowances.

  (d) INVENTORIES

      Inventories primarily consist of the costs of eyeglass frames, contact lenses, ophthalmic lenses, sunglasses and other optical products and are valued at the lower of cost (using first-in, first-out method) or market.
                                                                   (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                    Notes to Combined Financial Statements

                                March 31, 1999



  (e) ADVERTISING

      Advertising costs are expensed as incurred.

  (f) PROPERTY AND EQUIPMENT

      Property and equipment is stated at cost. The Company provides for depreciation at the time the property and equipment is placed in service. The straight-line method is used over the estimated useful life of the assets ranging from 3 to 10 years. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of may not be recoverable. Recoverability of property and equipment is measured by a comparison of the carrying amount of the related asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  (g) INTANGIBLE ASSETS

      Intangible assets resulting from business acquisitions consist of non-competition agreements, customer lists, goodwill and tradenames. Intangible assets are amortized on a straight-line basis over a period of 5 to 15 years. The Company assesses the recoverability of unamortized intangible assets on an on-going basis by comparing anticipated operating profits and future, undiscounted cash flows to net book value. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

  (h) INCOME TAXES

      Kent Optical Co.and Source Optical Supply, Inc. are subject to federal income taxes. The remaining affiliated companies are taxed as S corporations under provisions of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income Therefore, no provision or liability for federal income taxes is presented in these combined financial statements for the remaining affiliated companies.

  (i) USE OF ESTIMATES

      The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.
                                                                (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                    Notes to Combined Financial Statements

                                March 31, 1999


(3) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

       Leasehold improvements                $  259,373
       Equipment                                671,860
       Office equipment                         329,103
       Transportation equipment                  30,276
       Computers and software                   101,016
                                             ----------
                                              1,391,628
          Less accumulated depreciation        (990,737)
                                             ----------

             Net property and equipment      $  400,891
                                             ==========

(4) INTANGIBLE ASSETS

    Intangible assets consists of the following:

       Non-competition agreements            $  285,087
       Customer lists                           150,250
       Goodwill                                 243,090
       Tradenames                                95,000
                                             ----------
                                                773,427
          Less accumulated amortization        (248,132)
                                             ----------

             Net intangible assets           $  525,295
                                             ==========

(5) INCOME TAXES

    Income tax benefit attributable to loss from operations differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent as a result of the following:

    NINE-MONTHS ENDED                                           3/31/99
------------------------------------------------------------   ---------

     Computed "expected" tax benefit                           $  16,963
     Increase in tax benefit resulting from:
       "S" corporation earnings excluded from Income             127,975
       Decrease in tax benefit resulting from:
       Other                                                     (14,805)
     Increase in valuation allowance for deferred
       tax assets                                               (130,133)
                                                               ---------

                                                               $      --
                                                               =========
                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                    Notes to Combined Financial Statements

                                March 31, 1999



    The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset are presented below:

     NINE-MONTHS ENDED                                          3/31/99
------------------------------------------------------------   ---------

     Deferred tax assets:
       Net operating loss carryforwards                        $  88,922
       Bad debt reserve                                           85,000
       Amortization differences                                   18,194
                                                               ---------
         Gross deferred tax assets                               192,116

     Valuation allowance under SFAS 109                         (161,201)
                                                               ---------
         Net deferred tax assets                                  30,915
     Less deferred tax liabilities:                              (30,915)
                                                               ---------

         Net deferred tax                                      $      --
                                                               =========


    A valuation allowance in the amount of $161,201 was established on March 31, 1999. This allowance has been established due to the uncertainty in the ability of the Company to benefit from the net deferred tax assets.

    The net operating loss carryforwards ("NOLs") for federal tax purposes at March 31, 1999 are approximately $262,000 and expire in various amounts through 2019.

(6) LINE OF CREDIT

    Kent Optical Co. has a $250,000 line of credit with a bank at prime plus one half percent (8.50% at March 31, 1999). The outstanding balance under the line of credit was $120,000 at March 31, 1999 and is due September 1999. Assets of the Company and personal guarantees of the shareholders secure the line of credit.

(7) ACCRUED EXPENSES

    Accrued expenses consist of the following:

       Accrued sales tax             $ 72,088
       Payroll and related costs       70,739
       Other                          134,814
                                     --------

         Total accrued expenses      $277,641
                                     ========

                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                    Notes to Combined Financial Statements

                                March 31, 1999

(8) DEBT

    8.35% bank note payable in monthly installments of $6,185 including interest;
      final payment of $142,300 due October 2003                                         $  373,238

    9.5% bank note payable in monthly installments of $2,424 including interest;
      final payment due March 2002                                                           70,574

    9.5% bank note payable in monthly installments of $2,515 including interest;
      final payment due July 2001                                                            62,861

    7.9%-10.5% equipment notes payable in monthly installments of $1,944 including
      interest; final payments due through September 2002                                    29,406

    10% capital leases payable in monthly installments of $918 including interest;
      final payments due through December 2000                                               11,407

    8% promissory note due to individual, payable in monthly installments of $3,579
      including interest; final payment due April 2007                                      255,062

    8.00% - 10% promissory notes due to individuals, payable in monthly installments
      of $3,141 including interest; final payments due through November 2007                213,777

    8.0% promissory notes due to unaffiliated company, payable in monthly installments
      of  $2,230 including interest; final payments due through January 2003                 82,139

    9% shareholder note payable in monthly installments of $3,000 plus interest;
      final payment due January 2002                                                        102,000

    Note payable with imputed interest at 9% in connection with the purchase of the
      assets of a retail optical business due 2006                                           41,345

    Notes payable with imputed interest at 9% in connection with non-competition agreements with monthly installments of $2,200; final payments due through
      August 2010                                                                           159,661
                                                                                         ----------
                                                                                          1,401,470
        Less current maturities                                                             225,394
                                                                                         ----------
          Long term debt, less current maturities                                        $1,176,076
                                                                                         ==========

    Long-term debt is secured by substantially all the assets of the Company and is guaranteed by the shareholders of the Company.
                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                    Notes to Combined Financial Statements

                                March 31, 1999



    Aggregate maturities of long-term debt for the years ended March 31, 1999 through 2004 and thereafter are as follows:

       YEAR ENDING
        MARCH 31,                                 AMOUNT
       -----------                              ----------

         2000                                   $  225,394
         2001                                      200,331
         2002                                      221,353
         2003                                      176,502
         2004                                      244,660
        Thereafter                                 333,230
                                                ----------
     Total long-term debt                       $1,401,470
                                                ==========

(9) SHAREHOLDERS' EQUITY

    The following is a schedule of corporate stock authorized and issued and outstanding at March 31, 1999:

                                             COMMON STOCK SHARES
                                      ----------------------------------
                                                  ISSUED AND
                                      AUTHORIZED  OUTSTANDING  PAR VALUE
                                      ----------------------------------

       Kent Optical Co.                  50,000       21,840        $1
       Custom Optics, Inc.               60,000        2,000        --
       Source Optical Supply, Inc.        3,000        3,000        --
       Kent  NW Grand Rapids, Inc.       50,000       10,000         1
       Kent  Hackley, Inc.               50,000       10,000        --

    During the nine-month period ended March 31, 1999, the shareholders made contributions to capital in the amount of $33,640.
                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                    Notes to Combined Financial Statements

                                March 31, 1999



(10) COMMITMENTS AND RELATED PARTY TRANSACTIONS

   (a) RELATED PARTY LEASES

       The Company conducts certain operations in facilities owned by real estate partnerships controlled by the shareholders of the Company. The rental agreements expire at various dates through May 2003 and provide for monthly rentals of $14,500 plus occupancy expenses. Rent expense for the nine months ended March 31, 1999 was approximately $130,500.

       In addition, the Company leases a facility owned by a relative of the Company shareholder. This lease expires November 2007 and requires monthly rentals of $7,000 plus occupancy expenses. Rent expense for the nine months ended March 31, 1999 was $63,000.

   (b) OTHER LEASES

       The Company leases additional facilities from unrelated parties. These leases expire at various dates through October 2003 and require monthly rentals of approximately $34,300 plus occupancy expenses. Rent expense for these facilities for the nine months ended March 31, 1999 was approximately $308,500.

   (c) MINIMUM LEASE PAYMENTS

       The following is a schedule of future minimum lease payments required under the above operating leases as of March 31, 1999:

       YEAR ENDING                          RELATED       OTHER
        MARCH 31               TOTAL        PARTIES      LEASES
       -----------            -------       -------      ------
          2000                $848,416      258,000      590,416
          2001                 597,975      221,700      376,275
          2002                 475,261      211,800      263,461
          2003                 311,303      192,000      119,303
          2004                 147,369      102,000       45,369
        Thereafter             308,000      308,000          --
                            ----------    ---------    ---------
                            $2,688,324    1,293,500    1,394,824
                            ==========    =========    =========

                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                    Notes to Combined Financial Statements

                                March 31, 1999



  (d) CONTINGENT LEASES

      Some of the lease agreements provide for contingent rental payments based upon 20-25 percent of revenues. Rent expense attributed to these leases for the nine months ended March 31, 1999 was approximately $213,000.

(11) PENSION PLAN

     The Company maintains a 401(k) profit-sharing plan, covering substantially all employees, which provides for partial matching contributions of employee elective deferrals. A matching contribution of approximately $6,300 was made for the nine months ended March 31, 1999.

(12) CONTINGENCIES

  (a) SALES TAX

      The State of Michigan completed an examination of Kent Optical Co., Kent NW Grand Rapids, Inc. and Kent Hackley, Inc. (Kent) tax returns for prior fiscal years ending through April 30, 1996, and the State of Michigan made a determination that Kent was liable for approximately $65,000 in sales tax and interest. Kent disagreed with the audit determination and requested an informal conference with a Department of Treasury referee. Kent received an unfavorable decision from the Department of Treasury referee. Kent has filed an appeal for which a hearing date has yet to be scheduled. The Company has provided for the aforementioned liability at March 31, 1999.

  (b) PURCHASE AGREEMENT

      The Company entered into an agreement dated August 1, 1996 to purchase the assets of a retail optical business. Terms of the agreement state that payments to the seller begin ten (10) years from the date of the contract and continue for one hundred twenty (120) months. The purchase price is determined through a formula based on the three calendar years immediately preceding the commencement of monthly payments. The seller can accelerate the start of monthly payments, but such payments shall not commence sooner than sixty (60) months from the date of the contract.
      The agreement states the total purchase price based upon the formula, shall in no event be less than $72,195. Also, until the purchase price is paid in full, the Company cannot engage in certain transactions if it would reduce the gross receipts for purposes of the above formula, including but not limited to, merging or consolidating with any other corporation or reorganizing its capital structure. These transactions could cause the entire purchase price to become immediately due. Based upon the above formula, for the period August 1, 1996 through March 31, 1999, the liability currently reported as $72,195 would be approximately $116,775 if the purchase price became immediately due.
                                                                     (Continued)

                        KENT OPTICAL CO. AND AFFILIATES

                    Notes to Combined Financial Statements

                                March 31, 1999

(13) CONCENTRATION OF CREDIT RISK

     The Company sells its products and services to customers primarily in West Michigan. The Company performs ongoing credit evauluations of it significant commercial customers and, generally, requires no collateral from its customers.

     The Company maintains its cash balances in one financial institution located in West Michigan. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company's uninsured cash balances, per bank records, may exceed the FDIC limit from time to time.

(14) STOCK PURCHASE AGREEMENTS

     There are various agreements between Kent Optical Co. and affiliates, the majority shareholders, and the minority shareholders regarding the purchase and/or sale of the outstanding stock of the companies in the event of death or disability. The agreements provide for a purchase price and payment terms over a period of five to seven years. The Company has life insurance to reduce its obligations under these agreements. The agreement also restricts the sale, transfer, pledge, or other disposal of the Company's stock by its shareholders.

(15) SUBSEQUENT EVENT

     On April 22, 1999, Sight Resource Corporation (Sight) purchased all the stock of the Company for approximately $7,000,000. As a result, Sight assumed all of the assets and liabilities of the Company. The financial statements do not reflect any adjustments related to the acquisition.